As filed with the U.S. Securities and Exchange Commission on September 17, 2025.
Registration
No. 333-289701

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Exceptionalism Acquisition Corp. A
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1871331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
506 Santa Cruz Ave
.,
Suite 300
Menlo Park
,
CA
94025
Telephone: (
650
)
521-9007
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chamath Palihapitiya
Chairman
c/o American Exceptionalism Acquisition Corp. A
506 Santa Cruz Ave
.,
Suite 300
Menlo Park
,
CA
94025
Telephone: (
650
)
521-9007
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raaj S. Narayan, Esq. Steven R. Green, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Derek J. Dostal, Esq. Pedro J. Bermeo, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

American Exceptionalism Acquisition Corp. A is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-289701) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

1.1**	Form of Underwriting Agreement.

3.1**	Memorandum and Articles of Association.

3.2**	Form of Amended and Restated Memorandum and Articles of Association.

4.1**	Specimen Class A Ordinary Share Certificate.

5.1**	Opinion of Maples and Calder (Hong Kong) LLP.

10.1**	Form of Letter Agreement among the Registrant, its directors and officers and AEXA Sponsor LLC.

10.2*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company.

10.3**	Form of Registration Rights Agreement among the Registrant, AEXA Sponsor LLC and the Holders signatory thereto.

10.4**	Form of Private Placement Shares Purchase Agreement between the Registrant and AEXA Sponsor LLC.

10.5**	Form of Indemnity Agreement.

10.6**	Promissory Note issued to AEXA Sponsor LLC.

10.7**	Securities Subscription Agreement between the Registrant and AEXA Sponsor LLC.

10.8**	Form of Administrative Services Agreement between the Registrant and an affiliate of the Registrant.

14.1**	Form of Code of Ethics.

23.1**	Consent of WithumSmith+Brown, PC.

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page of the initial filing).

Exhibit	Description

99.1**	Audit Committee Charter.

99.2**	Compensation Committee Charter.

99.3**	Nominating and Corporate Governance Committee Charter.

99.4**	Consent of Jas Athwal

99.5**	Consent of Kevin Conroy

107**	Filing Fee Table.

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 17th day of September, 2025.

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

By:	/s/ Steven Trieu
Name:	Steven Trieu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chamath Palihapitiya Chamath Palihapitiya	Chairman of the Board of Directors	September 17, 2025

/s/ Steven Trieu Steven Trieu	Chief Executive Officer (Principal Executive Officer)	September 17, 2025

/s/ Jeffrey Vignos Jeffrey Vignos	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2025

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of American Exceptionalism Acquisition Corp. A, in the City of Menlo Park, State of California, on the 17th day of September, 2025.

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

By:	/s/ Steven Trieu
Name:	Steven Trieu
Title:	Chief Executive Officer

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